Exhibit 99.2

Chief Executive Officer’s Certification required under Section 906 of Sarbanes-Oxley Act of 2002

In connection with the quarterly report of TIB Financial Corp. (the “Company”) on Form 10-Q for the period ended June 30, 2002, as filed with the Securities and Exchange Commission (the “Report”), I, Edward V. Lett, President and Chief Executive Officer of the Company, certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that, to my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:	November 14, 2002	/s/ Edward V. Lett

Edward V. Lett President and Chief Executive Officer

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